                                                                     EXHIBIT 4.7




                                 FOGDOG, INC.



                         ____________________________


                  SERIES D PREFERRED STOCK PURCHASE AGREEMENT

                         ____________________________



                              September 23, 1999

                               TABLE OF CONTENTS

                                                                               Page
                                                                               ----

1.   Authorization, Issuance and Sale of Securities.......................      1
     1.1   Authorization..................................................      1
     1.2   Issuance and Sale of Series D Preferred Stock..................      1
     1.3   Closing........................................................      1
2.   Representations and Warranties of the Company........................      1
     2.1   Organization, Good Standing and Qualification..................      2
     2.2   Capitalization.................................................      2
     2.3   Subsidiaries, Etc..............................................      3
     2.4   Shareholder List and Agreements................................      3
     2.5   Issuance of Securities.........................................      3
     2.6   Authority for Agreement........................................      3
     2.7   Governmental Consents..........................................      3
     2.8   Litigation.....................................................      4
     2.9   Employee Proprietary Information and Inventions Agreements.....      4
     2.10  Acquisitions of the Company....................................      4
     2.11  Absence of Liabilities.........................................      4
     2.12  Financial Statements...........................................      4
     2.13  Taxes..........................................................      4
     2.14  Property and Assets............................................      5
     2.15  Intellectual Property..........................................      5
     2.16  Material Contracts and Obligations.............................      5
     2.17  Compliance.....................................................      6
     2.18  Books and Records..............................................      6
     2.19  Disclosures....................................................      6
     2.20  Changes........................................................      6
     2.21  Year 2000 Compliance...........................................      6
     2.22  Qualified Small Business Stock.................................      7
     2.23  Business Plan..................................................      7
3.   Representations and Warranties of the Investors......................      7
     3.1   Authorization..................................................      7
     3.2   Purchase Entirely for Own Account..............................      7
     3.3   Disclosure of Information......................................      8
     3.4   Investment Experience..........................................      8
     3.5   Accredited Investor............................................      8
     3.6   Restricted Securities..........................................      8
     3.7   Further Limitations on Disposition.............................      8
     3.8   Legends........................................................      9
     3.9   Transfer of Rights.............................................      9
4.   Conditions to the Investors' Obligations at the Closing..............     10
     4.1   Representations and Warranties.................................     10
     4.2   Covenants......................................................     10

     4.3   Compliance Certificate..............................................      10
     4.4   Proceedings.........................................................      10
     4.5   Consents and Approvals..............................................      10
     4.6   Bylaws..............................................................      10
     4.7   Amended and Restated  Articles of Incorporation.....................      10
     4.8   Registration Rights Agreement.......................................      10
     4.9   Shareholders Agreement..............................................      10
     4.10  Opinion of Counsel..................................................      11
     4.11  Voting Agreement....................................................      11
5.   Conditions of the Company's Obligations at Closing........................      11
     5.1   Representations and Warranties......................................      11
     5.2   Payment of Purchase Price...........................................      11
     5.3   Qualifications......................................................      11
6.   Covenants of the Company..................................................      11
     6.1   Financial Statements and Other Information..........................      11
     6.2   Inspection of Property..............................................      12
     6.3   Limit on Information................................................      12
     6.4   Option Grants.......................................................      12
     6.5   Qualified Small Business Stock......................................      12
7.   Miscellaneous.............................................................      12
     7.1   Survival of Representations, Warranties, Covenants and Agreements...      12
     7.2   Notices.............................................................      13
     7.3   Entire Agreement; Waivers and Amendments............................      13
     7.4   Successors and Assigns..............................................      14
     7.5   Severability........................................................      14
     7.6   Governing Law.......................................................      14
     7.7   Strict Construction.................................................      14
     7.8   Captions............................................................      14
     7.9   Expenses............................................................      14
     7.10  Counterparts........................................................      14
     7.11  Broker's Fees.......................................................      14

Exhibits
     A    Amended and Restated  Articles of Incorporation
     B    Form of Third Amended and Restated Registration Rights Agreement
     C    Form of Third Amended and Restated Shareholders' Agreement
     D    Opinion of Counsel to the Company
     E    Form of Third Amended and Restated Voting Agreement
     F    Form of Employee Proprietary Information and Inventions Agreement

Schedules
---------

     A    Schedule of Investors
     B    Disclosure Schedule

                  SERIES D PREFERRED STOCK PURCHASE AGREEMENT


          THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT ("Agreement") is made as of September 23, 1999 by and among Fogdog, Inc., a California corporation (formerly known as Cedro Group, Inc.) (the "Company") and the investors listed on the signature pages hereof (individually, an "Investor" and collectively, the "Investors").

                             W I T N E S S E T H:

          WHEREAS, the Company wishes to sell to the Investors, and the Investors wish to purchase from the Company, shares of the Company's Series D Preferred Stock, no par value per share (the "Series D Preferred Stock") subject to the terms and in the manner further set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company, the parties hereto hereby agree as follows:

          1.   Authorization, Issuance and Sale of Securities.
               ----------------------------------------------

               1.1  Authorization.  The Company has authorized the issuance and
                    -------------
sale pursuant to the terms hereof of an aggregate of Five Million Five Hundred Thousand (5,500,000) shares of Series D Preferred Stock, at a purchase price of $2.89 per share. The rights, preferences and privileges of the Series D Preferred Stock shall be as set forth in the Amended and Restated Articles of Incorporation (the "Restated Articles") in substantially the form of Exhibit A
                                                                     ---------
attached hereto.


               1.2  Issuance and Sale of Series D Preferred Stock.  Subject to
                    ---------------------------------------------
the terms and conditions hereof, at the Closing (as defined below) the Company will issue and sell to the Investors and the Investors will purchase from the Company the number of shares of Series D Preferred Stock set forth opposite each Investor's name on Schedule A.
                   ----------

               1.3  Closing.  The closing of the transactions contemplated
                    -------
herein (the "Closing") shall take place at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California at 3:00 p.m. local time on September 23, 1999, or at such other time and place as may be mutually agreed upon by the Company and the Investors. The date on which the Closing occurs is referred to herein as the "Closing Date." At the Closing, the Company shall deliver to the Investors participating therein certificates evidencing the number of shares of Series D Preferred Stock set forth on Schedule A opposite such Investor's name against payment of the purchase price
----------
set forth on Schedule A by check or wire transfer of immediately available
             ----------
funds to an account designated by the Company in a written notice delivered to such Investors prior to the Closing Date.

          2.   Representations and Warranties of the Company.  Except as set
               ---------------------------------------------
forth in the Disclosure Schedule attached hereto as Schedule B, prepared by the
                                                    ----------
Company, which shall be
representations and warranties of the Company, the Company hereby represents and warrants to the Investors as follows:

               2.1  Organization, Good Standing and Qualification.  The Company
                    ---------------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and each of the Ancillary Agreements (as defined in Section 2.6 below) and to carry out the transactions contemplated by this Agreement and each of the Ancillary Agreements. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties (a "Material Adverse Effect"). The Company has furnished or made available to the Investors true and complete copies of the Restated Articles and the Bylaws of the Company, each as amended to date and currently in effect.

               2.2  Capitalization.  Upon the filing of the Restated Articles
                    --------------
with the State of California, the authorized capital stock of the Company will consist of (i) Seventy-Two Million (72,000,000) shares of Common Stock, no par value per share, (the "Common Stock"), of which Eight Million Seven Hundred Forty-Two Thousand Two Hundred Ninety-Two (8,742,292) shares are issued and outstanding and Eight Million One Hundred Thousand Two Hundred Seventy-Four (8,100,274) shares are reserved for issuance upon exercise of options under the Company's Amended and Restated 1996 Stock Option Plan, as amended and in effect from time to time (the "Option Plan"), of which options for the purchase of Six Million Seven Hundred Twenty-Six Thousand Ninety-Three (6,726,093) shares have been issued, and (ii) Forty-One Million Seven Hundred Ninety-Six Thousand Two Hundred Eighty-Two (41,796,282) shares of Preferred Stock, which consist of (a) Two Million Eight Hundred Thirteen Thousand Forty-Six (2,813,046) shares of Series A Preferred Stock, no par value per share (the "Series A Preferred Stock"), of which Two Million Six Hundred Seventy-Nine Thousand Two Hundred Sixty-Eight (2,679,268) shares are issued and outstanding, (b) Nine Million Six Hundred Seventy-Eight Thousand Seven Hundred (9,678,700) shares of Series B Preferred Stock, no par value per share (the "Series B Preferred Stock"), all of which are issued and outstanding, (c) Twenty-Three Million Eight Hundred Four Thousand Five Hundred Thirty-Six (23,804,536) of Series C Preferred Stock, no par value per shares (the "Series C Preferred Stock"), of which Seventeen Million Four Hundred Eighty-Five Thousand Nine Hundred Fourteen (17,485,914) shares are issued and outstanding and (d) Five Million Five Hundred Thousand (5,500,000) shares of Series D Preferred Stock, none of which are outstanding and up to all of which may be issued pursuant to this Agreement. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable securities laws. Except as contemplated by this Agreement and except for warrants for the purchase of 147,144 shares of Common Stock, 133,779 shares of Series A Preferred Stock and 6,171,524 shares of Series C Preferred Stock (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. The percentage ownership of the Company, on a fully diluted basis, represented by the Series D Preferred Stock purchased hereunder shall be, for each Investor, as set forth opposite such Investor's name on the Schedule of Investors attached hereto as Schedule A.
                                                     ----------

               2.3  Subsidiaries, Etc.  Except as listed on the Disclosure
                    -----------------
Schedule, the Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

               2.4  Shareholder List and Agreements.  The Disclosure Schedule
                    -------------------------------
sets forth a true and complete list of the shareholders of the Company, showing the number of shares of capital stock or other securities of the Company held by each shareholder as of the date of this Agreement and the Closing Date. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company, except as referred to herein.

               2.5  Issuance of Securities.  The issuance, sale and delivery of
                    ----------------------
the Series D Preferred Stock in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares of Series D Preferred Stock and Common Stock have been duly reserved for issuance. The Series D Preferred Stock when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Series D Preferred Stock, when issued upon such conversion in accordance with the Second Restated Articles, will be duly and validly issued, fully paid and non-assessable.

               2.6  Authority for Agreement.  The execution, delivery and
                    -----------------------
performance by the Company of this Agreement and all other agreements required to be executed by the Company on or prior to the Closing pursuant to Section 4 of this Agreement (the "Ancillary Agreements"), and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent that the indemnification provisions contained in the Registration Rights Agreement (as defined herein) may be limited by applicable federal or state laws. The sale of the Series D Preferred Stock, and the subsequent conversion of the Series D Preferred Stock into Common Stock, are not and will not be subject to any preemptive rights that have not been properly waived or complied with.

               2.7  Governmental Consents.  No consent, approval, order or
                    ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issuance, sale and delivery of the Series D Preferred Stock, or the other transactions to be consummated at the Closing, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing, and except for filings required by federal and state securities laws.

               2.8  Litigation.  There is no action, suit or proceeding, or
                    ----------
governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, threatened, which questions the validity of this Agreement or any Ancillary Agreement or the right of the Company to enter into or perform this Agreement or any Ancillary Agreement, or which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, nor is there any litigation pending, or, to the best of the Company's knowledge, threatened against the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgement or decree of any court or governmental agency. The Company has not commenced nor does it currently intend to initiate any action, suit, proceeding or investigation.

               2.9  Employee Proprietary Information and Inventions Agreements.
                    -----------------------------------------------------------
Each current employee, officer and consultant of the Company has executed an Employee Proprietary Information and Inventions Agreement in substantially the form attached hereto as Exhibit F. The Company is not aware that any of its
                        ---------
employees, officers or consultants have excluded works or inventions made prior to employment or retention by the Company from application under such agreement except as set forth on then Disclosure Schedule, or that any such persons are in violation thereof, and the Company will use its best efforts to prevent any such violation.

               2.10  Acquisitions of the Company.  The Company has not engaged
                     ---------------------------
in substantive discussions or negotiations with a third party for the sale of all or substantially all of the assets or stock of the Company or merger of the Company with another entity, or the exchange of any consideration in connection with any such sale or merger, in the six months preceding the date of this Agreement.

               2.11  Absence of Liabilities.  The Company has no liabilities in
                     ----------------------
excess of $50,000 and, to the best of its knowledge, has no material contingent liabilities.

               2.12  Financial Statements.  Included in the Disclosure Schedule
                     --------------------
are an unaudited balance sheet and income statement at June 30, 1999, together with related statements of operations, shareholders' equity and cash flow for the fiscal year then ended (collectively, the "Financial Statements"). Such Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") except that the Financial Statements do not contain all footnotes required by GAAP and are subject to normal year-end audit adjustments that in the aggregate will not be material. The Financial Statements (a) are complete and correct in all material respects, (b) are in accordance with the Company's books and records, and (c) fairly present the financial condition and operating results of the Company as of the dates, and for the periods indicated therein, subject to normal year-end audit adjustments.

               2.13  Taxes.  The Company has filed all federal, state and
                     -----
foreign tax returns which are required to be filed by it on or prior to the Closing Date, such returns are true and correct and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company. Income tax returns of the Company have not been audited by the Internal

Revenue Service or any equivalent state agency or instrumentality, and no controversy with respect to taxes of any type is pending or, to the best of the Company's knowledge, threatened.

               2.14  Property and Assets.  The Company has good title to or a
                     -------------------
valid leasehold interest in all of its properties and assets, which comprise all of the properties and assets necessary or useful for the conduct of its business and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance other than those the material terms of which are described on the Disclosure Schedule, or as would not result in a Material Adverse Effect. The Company is in compliance with all material terms of each lease to which it is a party or is materially bound.

               2.15  Intellectual Property.  Set forth on the Disclosure
                     ---------------------
 Schedule is a true and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyright registrations and licenses presently owned or used by the Company, as well as any agreement under which the Company has access to any material confidential information used by the Company in its business (the "Intellectual Property Rights"). To the best of its knowledge, the Company has sufficient title and ownership of, or license rights to, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any known conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the business of the Company as proposed to be conducted.

               2.16  Material Contracts and Obligations.  The Disclosure
                     ----------------------------------
Schedule sets forth a list of all material agreements or commitments of any nature to which the Company is a party or by which it is bound, including without limitation (i) each agreement which requires future expenditures by the Company in excess of $50,000 or which might result in payments to the Company in excess of $50,000, (ii) all employment and consulting agreements (including any agreement entitling any employee to continued employment or any severance), employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements, (iii) each agreement with any shareholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act")), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, (iv) any agreement relating to the Intellectual Property Rights, and (v) any loans or indebtedness for borrowed money, including guarantees thereof. The Company has delivered or made available to the Investors copies of such of the foregoing agreements as the Investors have requested. To the knowledge of the Company, all of such agreements and contracts are valid, binding and in full force and effect, except where the failure to so comply would not have a Material Adverse Effect on the Company's business.

               2.17  Compliance.  The Company is not in violation or default of
                     ----------
any provision of its Restated Articles or Bylaws, of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company which would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

               2.18  Books and Records.  The minute books of the Company
                     -----------------
contain complete and accurate records of all meetings and other corporate actions of its shareholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

               2.19  Disclosures.  Neither this Agreement nor any exhibit
                     -----------
hereto, nor any report, certificate or instrument furnished to the Investors in connection with the transactions contemplated by this Agreement, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

               2.20  Changes.  Since June 30, 1999, there have been no changes
                     -------
in the condition, financial or otherwise, net worth or results of operations of the Company, other than changes occurring in the ordinary course of business which changes have not, individually or in the aggregate, had a Material Adverse Effect.

               2.21  Year 2000 Compliance.  The Company has undertaken an
                     --------------------
assessment of all of its IT Systems (as defined herein) and such systems are, or prior to December 1, 1999 will be, Year 2000 Compliant (as defined herein). The Company is not aware of any Material Third Party (as defined herein) or any material off-the-shelf software that is used by the Company that will not be Year 2000 Compliant by December 1, 1999. For purposes of this Section 2.21: (a) "Year 2000 Compliant" shall mean that the IT Systems will: (i) accurately process all date and time data (including, but not limited to, calculating, comparing and sequencing) including, without limiting the foregoing, between the years 1999 and earlier and the years 2000 and later (in either direction, forward or backwards); (ii) accurately process leap year calculations for date and time data; and (iii) when used in combination with any other IT System, accurately process date and time data if such other IT System properly exchanges date and time data with it; (b) "IT Systems" shall mean any and all systems, facilities and devices by which information (including data, text and images) is generated, stored, processed, displayed, received or communicated, including computer hardware, computer software and any machinery which incorporates a microchip; and (c) "Material Third Party" shall mean any of the Company's information exchange partners, suppliers, vendors and distributors that own any IT System which is material to the Company's business.

               2.22  Qualified Small Business Stock.
                     ------------------------------

               (a) As of and immediately following the Closing, the Preferred Stock will meet each of the requirements for qualification as "qualified small business stock" set forth in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the "Code"), including without limitation the following: (i) the Company will be a domestic C corporation, (ii) the Company will not have made any purchases of its own stock described in Code Section 1202(c)(3)(B) during the one-year period preceding the Closing, and (iii) the Company's (and any predecessor's) aggregate gross assets, as defined by Code Section 1202(d)(2), at no time from the date of incorporation of the Company and through the Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3).

               (b) As of the Closing, at least 80% (by value) of the assets of the Company are used by it in the active conduct of one or more qualified trades or businesses, as defined by Code Section 1202(e)(3), and the Company is an eligible corporation, as defined by Code Section 1202(e)(4).

               2.23  Business Plan.  The Company's business plan dated November
                     -------------
1998 (the "Business Plan"), as furnished to the Investors, is the Company's current business plan and the Company currently has no intention of making any material deviations from such Business Plan.

          3.   Representations and Warranties of the Investors.  Each Investor
               -----------------------------------------------
hereby represents and warrants as to itself to the Company that:

               3.1  Authorization.  Such Investor has full power and authority
                    -------------
to enter into this Agreement and the Ancillary Agreements, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

               3.2  Purchase Entirely for Own Account.  This Agreement is made
                    ---------------------------------
with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series D Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion of the Series D Preferred Stock (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.

               3.3  Disclosure of Information.  Such Investor believes it has
                    -------------------------
received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

               3.4  Investment Experience.  Such Investor is an investor in
                    ---------------------
securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Securities.

               3.5  Accredited Investor.  Such Investor is an "accredited
                    -------------------
investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

               3.6  Restricted Securities.  Such Investor understands that
                    ---------------------
immediately following its purchase of the Securities hereunder, such Securities will be characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with Rule 144 as promulgated by the SEC under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

               3.7  Further Limitations on Disposition.  Without in any way
                    ----------------------------------
limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 to the extent this Section is then applicable, and:

               (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer (i) by an Investor that is a partnership to a partner or member of such partnership or a retired partner or member of such partnership who retires after the date hereof, or (ii) to the estate of any such partner or member or retired partner or member or the transfer by gift, will or intestate succession of any partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member or his or her spouse, if any transferee pursuant to (i) and (ii) above agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

               3.8  Legends.  It is understood that the certificates evidencing
                    -------
the Securities may bear one or all of the following legends:

               (a) THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH SECURITIES ACT.

               (b) Any legends required by the laws of the State of California, or any other applicable jurisdiction.

               (c)  Any legend required by the Ancillary Agreements.

               3.9  Transfer of Rights.  Subject to the limitations in Section
                    ------------------
3.8 above, all rights and obligations of the Investors in this Agreement and the Ancillary Agreements may be transferred to (i) a partner or retired partner of any Investor that is a partnership, (ii) any immediate family member of an Investor who is an individual, or an irrevocable trust for the benefit of an individual Investor or his or her immediate family members, (iii) any shareholder of any Investor which is a corporation, (iv) any member of any Investor who is a limited liability company, or (v) any transferee who acquires not less than Five Hundred Thousand (500,000) shares of Series D Preferred Stock, provided the following conditions are met,

               (a) the Company is given written notice of such proposed transfer; and

               (b) the transferee agrees in writing to be subject to the terms hereof and in each of the Ancillary Agreements, including all representations and warranties and covenants contained herein or therein to the same extent as if he or she were an original Investor hereunder.

          4.   Conditions to the Investors' Obligations at the Closing.  The
               -------------------------------------------------------
obligations of each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

               4.1  Representations and Warranties.  The representations and
                    ------------------------------
warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same force and effect as though made as of the Closing.

               4.2  Covenants.  The Company shall have performed and complied
                    ---------
with all covenants and agreements required to be performed or complied with by it hereunder at or prior to the Closing.

               4.3  Compliance Certificate.  An officer of the Company shall
                    ----------------------
deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

               4.4  Proceedings.  All corporate and other proceedings taken or
                    -----------
required to be taken by the Company and in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and their counsel.

               4.5  Consents and Approvals.  Except for filings pursuant to
                    ----------------------
Regulation D under U.S. Federal securities laws and the "blue sky" laws having jurisdiction over the sale of the Series D Preferred Stock, such filings to be made in a timely fashion by the Company, all consents, approvals, authorizations, licenses or orders of, registrations, qualifications, designations, declarations or filings with, or notice to any governmental entity or any other person necessary to be obtained, made or given in connection with the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, without the imposition upon the Company of any condition, restriction or required undertaking.

               4.6  Bylaws.  A copy of the Company's Bylaws, as amended and in
                    ------
effect, shall have been provided to the Investors prior to the Closing Date.

               4.7  Amended and Restated  Articles of Incorporation.  The
                    -----------------------------------------------
Company shall have filed the Restated Articles, containing the rights, preferences and privileges of the Series D Preferred Stock, in substantially the form attached hereto as Exhibit A.
                        ---------

               4.8  Registration Rights Agreement.  The Company shall have
                    -----------------------------
entered into the Third Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement"), substantially in the form of Exhibit B hereto,
                                                               ---------
with the Investors and the other parties named therein, and the Registration Rights Agreement shall be in full force and effect as of the Closing.

               4.9  Shareholders Agreement.  The Company shall have entered into
                    ----------------------
the Third Amended and Restated Shareholders' Agreement (the "Shareholders Agreement"), substantially in the form attached as Exhibit C hereto, with the
                                                   ---------
Investors and the other parties named therein, and the Shareholders Agreement shall be in full force and effect as of the Closing.

               4.10  Opinion of Counsel.  The Investors shall have received the
                     ------------------
opinion of Brobeck, Phleger & Harrison LLP, counsel for the Company, dated the Closing Date and addressed to the Investors, with respect to the matters set forth in Exhibit D hereto and otherwise in form and substance reasonably
         ---------
satisfactory to the Investors and its counsel.

               4.11  Voting Agreement.  The Company shall have entered into the
                     ----------------
Third Amended and Restated Voting Agreement (the "Voting Agreement"), substantially in the form attached as Exhibit E hereto, with the Investors and the other parties named therein, and the Voting Agreement shall be in full force and effect as of the Closing.

          5.   Conditions of the Company's Obligations at Closing.  The
               --------------------------------------------------
obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

               5.1  Representations and Warranties.  The representations and
                    ------------------------------
warranties of each of the Investors contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

               5.2  Payment of Purchase Price.  Each Investor shall have
                    -------------------------
delivered, in immediately available funds to an account designated by the Company, the consideration specified in Schedule A.
                                        ----------

               5.3  Qualifications.  All authorizations, approvals, or permits,
                    --------------
if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          6.  Covenants of the Company.  Until the earlier of (i) the sale of
              ------------------------
securities of the Company pursuant to a registration statement filed by the Company under the Securities Act in connection with the underwritten offering of its securities to the general public is consummated, (ii) the date on which the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, or (iii) a sale of all or substantially all of the Company's assets to, or merger or other reorganization with, a public company (a "Transaction") whereby the holders of the outstanding voting securities of the Company immediately prior to the Transaction fail to hold equity securities representing a majority of the voting securities of the Company or surviving entity immediately following the Transaction, the Company shall comply with the following covenants:

               6.1  Financial Statements and Other Information.  The Company
                    ------------------------------------------
shall deliver to each Investor, so long as such Investor and its affiliates beneficially owns at least fifty thousand (50,000) shares of Series D Preferred Stock issued on the date hereof to such Investor, subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations:

               (a) as soon as available, but in any event within fifteen (15) days after the end of each month, monthly unaudited consolidated statements of income and cash flows of the Company and its subsidiaries and monthly unaudited consolidated balance sheets of the Company and its subsidiaries, and all such statements shall be prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, except that they may not contain full footnote disclosures and may be subject to normal year-end adjustments for recurring accruals;

               (b) as soon as available but in any event within one hundred twenty (120) days after the end of each fiscal year, commencing with fiscal year 1999, audited consolidated statements of income and cash flows of the Company and its subsidiaries for the fiscal year, and audited consolidated balance sheets of the Company and its subsidiaries as of the end of the fiscal year, all prepared in accordance with GAAP, consistently applied; and

               (c) not fewer than thirty days, but also not greater than seventy days prior to the end of the Company's fiscal year, an annual budget and operating plan prepared on a monthly basis for the Company and its subsidiaries for the following fiscal year requested (displaying anticipated statements of income and cash flows and balance sheets), approved by the Company's Board of Directors, and promptly upon preparation thereof any material revisions of such annual or other budgets and operating plans.

               6.2  Inspection of Property.  The Company shall permit each
                    ----------------------
Investor and its representatives, so long as an Investor and its affiliates beneficially own at least fifty thousand (50,000) shares of Series D Preferred Stock issued pursuant to this Agreement, subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations, upon reasonable notice and during normal business hours and at such other times as any such person may reasonably request subject to Section 6.4 below, to (a) examine the corporate and financial records of the Company and its subsidiaries and make copies thereof or extracts therefrom and (b) discuss the affairs, finances and accounts of any such entities with the directors, officers, key employees and independent accountants of the Company and its subsidiaries.

               6.3  Limit on Information.  Each Investor hereby agrees to hold
                    --------------------
in confidence and trust and not to misuse or disclose any confidential information of the Company.

               6.4  Option Grants.  The Investors hereby acknowledge and agree
                    -------------
that the number of shares subject to the Company's stock option plans shall be increased to reserve an additional two million (2,000,000) shares of Common Stock to the existing pool of shares reserved for such stock option plans, effective upon the Closing.

               6.5  Qualified Small Business Stock.  The Company covenants that
                    ------------------------------
so long as the Securities are held by an Investor (or a transferee in whose hands the Securities are eligible to qualify as Qualified Small Business Stock as defined in Section 1202(c) of the Code, it will use its reasonable efforts to cause the Securities to qualify as Qualified Small Business Stock and shall make all filings required under Section 1202(D)(1)(c) of the Code.

          7.   Miscellaneous.
               -------------

               7.1  Survival of Representations, Warranties, Covenants and
                    ------------------------------------------------------
Agreements.  The representations, warranties, covenants and agreements contained
----------
in this Agreement, any Ancillary Agreement or any exhibits, schedules, attachments, written statements, documents, certificates or other items prepared and supplied to the Investors by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

               7.2  Notices.  All notices, demands or other communications to
                    -------
be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or transmitted by facsimile or electronic mail (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section as promptly as practicable thereafter). Such notices, demands and other communications shall be addressed as follows:

               If to the Company:

               Fogdog, Inc.
               500 Broadway
               Redwood City, CA 94063
               Attention: President
               Telephone:    (650) 980-2565
               Telecopy :    (650) 980-2600

               with a copy to:
               Brobeck, Phleger & Harrison LLP
               Two Embarcadero Place
               2200 Geng Road
               Palo Alto, CA  94303
               Attention:    Warren T. Lazarow, Esq.
                             David Makarechian, Esq.
               Telephone:    (650) 424-0160
               Telecopy :    (650) 496-2885

               If to the Investors:

               Worldview Technology Partners
               435 Tasso Street, Suite 120
               Palo Alto, CA 94301
               Attention:    Chief Financial Officer
               Telephone:    (650) 322-3800
               Telecopy:     (650) 322-3880

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party (provided that notice of a change of address shall be effective only upon receipt thereof).

               7.3  Entire Agreement; Waivers and Amendments.  This Agreement
                    ----------------------------------------
(including the exhibits and schedules hereto and the documents and instruments referred to herein, including the Ancillary Agreements) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto, including the Memorandum of Terms for Private Placement of Series D Preferred Stock, as amended. This Agreement may only be amended or modified, and the terms hereof may only be waived, by a writing signed by each party hereto or, in the case of a waiver, by the party entitled to the benefit of the terms being waived.

               7.4  Successors and Assigns.  Except as otherwise provided
                    ----------------------
herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               7.5  Severability.  In the event that any provision of this
                    ------------
Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent declared invalid or unenforceable without affecting the validity or enforceability of the other provisions of this Agreement, and the remainder of this Agreement shall remain binding on the parties hereto.

               7.6  Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the internal laws of the State of California, without giving effect to the principles of conflicts of law thereof.

               7.7  Strict Construction.  This Agreement is the result of arms-
                    -------------------
length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement shall be construed in favor of or against any one party.

               7.8  Captions.  The paragraph and subsection headings in this
                    --------
Agreement are inserted for convenience of reference only, and shall not affect the interpretation of this Agreement.

               7.9  Expenses.  The Company shall pay the legal fees and
                    --------
expenses of the Investors up to an aggregate of $10,000 arising in connection with the negotiation and execution of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby; provided however, that the Company shall not be responsible for any such fees or expenses if the transactions contemplated by this Agreement and the Ancillary Agreements are not consummated. The Investors have used their best efforts to keep such legal fees and expenses to a minimum.

               7.10  Counterparts.  This Agreement may be executed in
                     ------------
counterparts, each of which shall be deemed an original and both of which together shall be considered one and the same agreement.

               7.11  Broker's Fees.  Each party hereto represents and warrants
                     -------------
that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 7.11 being untrue.

           [The Remainder of this Page is Intentionally Left Blank]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Series D Preferred Stock Purchase Agreement to be duly executed on its behalf as of the date first written above.

                                            FOGDOG, INC.

                                            By:  /s/ Timothy Harrington
                                                 -------------------------------
                                            Name:  Timothy Harrington
                                                   -----------------------------
                                            Title:  Chief Executive Officer
                                                    ----------------------------



         SIGNATURE PAGE TO SERIES D PREFERRED STOCK PURCHASE AGREEMENT

                                      INVESTORS

                                       HIKARI TSUSHIN, INC.


                                       By:  /s/ Masahide Saito
                                            ------------------------------------
                                                Masahide Saito, Director


                                       AMAN VENTURES L.L.C.


                                       By:  /s/ William J. Bell
                                            ------------------------------------
                                                William J. Bell
                                                General Partner


                                       BOSTON MILLENNIA PARTNERS, L.P.


                                       By:  /s/ A. Dana Callow Jr.
                                            ------------------------------------
                                                A. Dana Callow, Jr.
                                                Managing General Partner


                                       LYCOS VENTURES, L.P.
                                       By: Lycos Triangle Partners, LLC, its
                                       general partner


                                       [signature illegible]
                                       -----------------------------------------

                                       By:______________________________________
                                       Its:_____________________________________


                                       LYCOS VENTURES CO-INVESTMENT FUND, L.P.
                                       By: Lycos Triangle Partners, LLC, its
                                       general partner


                                       [signature illegible]
                                       -----------------------------------------

                                       By:______________________________________
                                       Its:_____________________________________



         SIGNATURE PAGE TO SERIES D PREFERRED STOCK PURCHASE AGREEMENT

                                       WORLDVIEW TECHNOLOGY PARTNERS II, L.P.
                                       By:  Worldview Capital II, L.P., its
                                       General Partner
                                       By:  Worldview Equity I, L.L.C., its
                                       General Partner

                                       /s/ Michael Orsak
                                       -----------------------------------------
                                       By: Michael Orsak - Member



                                       WORLDVIEW TECHNOLOGY INTERNATIONAL II,
                                       L.P.
                                       By:  Worldview Capital II, L.P., its
                                       General Partner
                                       By:  Worldview Equity I, L.L.C., its
                                       General Partner


                                       /s/ Michael Orsak
                                       -----------------------------------------
                                       By: Michael Orsak - Member



                                       WORLDVIEW STRATEGIC PARTNERS II, L.P.
                                       By:  Worldview Capital II, L.P., its
                                       General Partner
                                       By:  Worldview Equity I, L.L.C., its
                                       General Partner


                                       /s/ Michael Orsak
                                       -----------------------------------------
                                       By: Michael Orsak - Member


         SIGNATURE PAGE TO SERIES D PREFERRED STOCK PURCHASE AGREEMENT

                                       VENROCK ASSOCIATES



                                       By:  /s/ Kimberley Rummelsburg
                                          --------------------------------------
                                       Name:    Kimberley Rummelsburg
                                       Title:   General Partner



                                       VENROCK ASSOCIATES II, L.P.



                                       By:  /s/ Kimberley Rummelsburg
                                          --------------------------------------
                                       Name:    Kimberley Rummelsburg
                                       Title:   General Partner



                                       VERTEX TECHNOLOGY FUND (II), LTD.


                                       /s/ Lee Kheng Nam
                                       -----------------------------------------

                                       By:  Lee Kheng Nam
                                            ------------------------------------
                                       Its: President
                                            ------------------------------------



         SIGNATURE PAGE TO SERIES D PREFERRED STOCK PURCHASE AGREEMENT

                                       J.H. WHITNEY III, L.P.


                                       By:  J.H. Whitney Equity Partners III,
                                            L.L.C. Its General Partner



                                       By:  /s/ Michael Brooks
                                            ------------------------------------
                                                Michael Brooks
                                                Managing Member



                                       WHITNEY STRATEGIC PARTNERS III, L.P.

                                       By:  J.H. Whitney Equity Partners III,
                                            L.L.C. Its General Partner



                                       By:  /s/ Michael Brooks
                                            ------------------------------------
                                                Michael Brooks
                                                Managing Member



                                       DRAPER FISHER ASSOCIATES FUND IV, L.P.



                                       [signature illegible]
                                       -----------------------------------------

                                       By:______________________________________
                                       Its:_____________________________________



                                       DRAPER FISHER PARTNERS IV, L.L.C.



                                       By:  [signature illegible]
                                            ------------------------------------

                                       By:______________________________________
                                       Its:_____________________________________



         SIGNATURE PAGE TO SERIES D PREFERRED STOCK PURCHASE AGREEMENT

                                       DLJ CAPITAL CORP.



                                       /s/ Alexander Rosen
                                       -----------------------------------------
                                       By:  Alexander Rosen
                                       Its: Attorney In Fact



                                       DLJ ESC II, L.P.

                                       By:  DLJ LBO Plans Management Corporation
                                       Its: Manager


                                       /s/ Alexander Rosen
                                       -----------------------------------------
                                       By:  Alexander Rosen
                                       Its: Attorney In Fact


                                       SPROUT CAPITAL VIII, L.P.

                                       By:  DLJ Capital Corp.
                                       Its: Managing General Partner


                                       /s/ Alexander Rosen
                                       -----------------------------------------
                                       By:  Alexander Rosen
                                       Its: Attorney In Fact


                                       SPROUT VENTURE CAPITAL, L.P.

                                       By:  DLJ Capital Corp.
                                       Its: Managing General Partner


                                       /s/ Alexander Rosen
                                       -----------------------------------------
                                       By:  Alexander Rosen
                                       Its: Attorney In Fact



         SIGNATURE PAGE TO SERIES D PREFERRED STOCK PURCHASE AGREEMENT

                                       MARQUETTE VENTURE PARTNERS III, L.P.

                                       By:  MARQUETTE III, L.L.C.
                                       Its: General Partner


                                       [signature illegible]
                                       -----------------------------------------
                                       By:  James B. Daverman or Lloyd D. Ruth
                                       Its: Authorized Signatory



                                       MV VENTURE PARTNERS II, SERIES 9


                                       [signature illegible]
                                       -----------------------------------------

                                       By:______________________________________
                                       Its:_____________________________________



                                       ICON INTERNATIONAL, INC.


                                       /s/ Lance Lunzberg
                                       -----------------------------------------

                                       By:  Mr. Lance Lunzberg
                                       Its: President


                                       PEDER SMEDVIG CAPITAL VENTURE III AS


                                       [signature illegible]
                                       -----------------------------------------

                                       By:______________________________________
                                                     (Please print)
                                       Its:_____________________________________


                                       WARREN T. LAZAROW


                                       /s/ Warren T. Lazarow
                                       -----------------------------------------

                                       SEMIR D. SIRAZI


                                       /s/ Semir D. Sirazi
                                       -----------------------------------------




                                       TRIAD MEDIA VENTURES LLC
                                       By: Triad Media Management LLC
                                         Its Managing Member


                                       By:  [signature illegible]
                                          --------------------------------------
                                            A Managing Member